Exhibit 23


                    Consent of Independent Public Accountants
                    -----------------------------------------


        As independent public accountants, we hereby consent to the incorporation by reference of our reports dated February 10, 1995 (except with respect to the matters discussed in Note 14 as to which the date is March 1, 1995) included in or incorporated by reference into Thermo Instrument Systems Inc.'s Annual Report on Form 10-K for the year ended December 31, 1994, into the Company's previously filed Registration Statements as follows: Registration Statement No. 33-14980 on Form S-8, Registration Statement No. 33-16461 on Form S-8, Registration Statement No. 33-14974 on Form S-8, Post Effective Amendment to Registration Statement on Form S-4 No. 33-32579-02 on Form S-8, Registration Statement No. 33-33577 on Form S-8, Registration Statement No. 33-36221 on Form S-8, Registration Statement No. 33-37866 on Form S-8, and Registration Statement No. 33-42270 on Form S-3, and Registration Statement No. 33-69526 on Form S-3.



                                                Arthur Andersen LLP



   Boston, Massachusetts
   March 7, 1995







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